                                 EXHIBIT 10.0

                            STOCK OPTION AGREEMENT

                                                                    EXHIBIT 10.0

                            STOCK OPTION AGREEMENT
                            ----------------------


          This AGREEMENT is dated as of September 5, 1997, between Greater Bay Bancorp, a California corporation ("GBB"), and Peninsula Bank of Commerce, a California corporation ("PBC").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Boards of Directors of GBB and PBC have approved an Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of the date hereof which contemplates the acquisition by GBB of PBC by means of the merger of GBB Acquisition Corp., a California corporation and wholly-owned subsidiary of GBB ("GAC"), with and into PBC, with PBC as the entity surviving the merger;

          WHEREAS, as a condition to GBB 's entry into the Reorganization Agreement and to induce such entry, PBC has agreed to grant to GBB the option set forth herein to purchase shares of PBC's authorized but unissued common stock, no par value per share ("Common Stock");

          Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Reorganization Agreement.

          NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

          1.   Grant of Option.  Subject to the terms and conditions set forth
               ---------------
herein, PBC hereby grants to GBB an option (the "Option") to purchase up to 134,099 shares of Common Stock (the "Option Shares"), at a price of $32.00 per share (the "Exercise Price"); provided, however, that in the event PBC issues or
                              --------  -------
agrees to issue any shares of Common Stock to an Acquiring Person (as that term is defined in Section 6 herein) at a price less than $32.00 per share, the Exercise Price shall be equal to such lesser price.

          2.   Exercise of Option.
               ------------------

               (a) GBB may exercise the Option, in whole or in part, in accordance with and to the extent permitted by applicable law at any time or from time to time but only upon or after the occurrence of a Purchase Event (as that term is defined in Paragraph (b) below of this section); provided, that to
                                                              ---------
the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur (such earliest date, the "Expiration Date") of (i) the termination of the Reorganization Agreement pursuant to Section 13.1 (a) or (j) thereof; (ii) the date of termination pursuant to Section 13.1 (b), (c), (e), (f) or (i) thereof if such date is prior to a Purchase Event; (iii) the effective time of the acquisition of PBC by GBB pursuant to the

Reorganization Agreement, or (iv) twelve months following the occurrence of the earliest to occur of (A) the date of any termination of the Reorganization Agreement other than as described in (i) or (ii) above or (B) the date of first occurrence of a Purchase Event. Notwithstanding the foregoing, PBC shall not be obligated to issue the Option Shares upon exercise of the Option (i) in the absence of any required governmental or regulatory waiver, consent or approval necessary for PBC to issue such Option Shares or for GBB or any transferee to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

               (b)  As used herein, a "Purchase Event" shall have occurred when:
(i) PBC or any subsidiary of PBC, (without the prior written consent of GBB) enters into an agreement with any person (other than GBB or any of its subsidiaries) pursuant to which such person would: (x) merge or consolidate with, or enter into any similar transaction with PBC or any subsidiary of PBC,
(y) purchase, lease or otherwise acquire all or substantially all of the assets of PBC or (z) purchase or otherwise acquire (by merger, consolidation, share exchange or any similar transaction) securities representing 10 percent or more of the voting shares of PBC (the transactions referred to in subparagraph (x), (y) and (z) are referred to as an "Acquisition Transaction"); (ii) any person or group of persons acting in concert (other than GBB or any of its subsidiaries) acquires the beneficial ownership or the right to acquire beneficial ownership of securities representing 24.99 percent or more of the voting shares of PBC (the term "beneficial ownership" for purposes of this Agreement shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder);
(iii) the shareholders of PBC fail to approve the business combination between PBC and GBB contemplated by the Reorganization Agreement at any meeting of such shareholders which has been held for that purpose or any adjournment or postponement thereof, the failure of such a shareholder meeting to occur prior to termination of the Reorganization Agreement, or the withdrawal or modification (in a manner adverse to GBB) of the recommendation of PBC's Board of Directors of the Merger and Reorganization Agreement that the shareholders of PBC approve the Merger and the Reorganization Agreement, in each case, after there shall have been a public announcement that any person (other than GBB or any of its subsidiaries), shall have (A) made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction,
(B) commenced a tender offer, as defined herein, or filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an exchange offer, as defined herein, or (C) filed an application (or given a notice), whether in draft or final form, with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction;
(iv) any person (other than GBB or other than in connection with a transaction which GBB has given its prior written consent), shall have filed an application or notice with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction, exchange offer or tender offer; (v) PBC shall have willfully breached any covenant or obligation contained in the Reorganization Agreement in anticipation of engaging in a Purchase Event, and following such breach

GBB would be entitled to terminate the Reorganization Agreement (whether immediately or after the giving of notice or passage of time or both); or (vi) a public announcement by PBC of the authorization, recommendation or endorsement by PBC of an Acquisition Transaction, exchange offer or tender offer or a public announcement by PBC of an intention to authorize, recommend or announce an Acquisition Transaction, exchange offer or tender offer. If a Purchase Event has occurred, the Option shall continue to be exercisable until its termination in accordance with Section 2(a) hereof. PBC shall notify GBB promptly in writing upon learning of the occurrence of a Purchase Event, it being understood that the giving of such notice by PBC shall not be a condition to the right of GBB to transfer or exercise the Option. As used in this Agreement, "person" shall have the same meaning set forth in the Reorganization Agreement. As used in this paragraph "tender offer" or "exchange offer" shall mean, respectively, the commencement (as such term is defined in Rule 14d-2 promulgated under the Exchange Act) by any person (other than GBB or any subsidiary of GBB) of, or the filing by any person (other than GBB or any subsidiary of GBB) of a registration statement under the Securities Act with respect to, a tender offer or exchange offer, respectively, to purchase shares of PBC Stock such that, upon consummation of such offer, such person would own or control 10 percent or more of the then-outstanding shares of PBC Stock.

               (c) In the event a Purchase Event occurs, GBB may elect to exercise the Option. If GBB wishes to exercise the Option, it shall send to PBC a written notice (the date of which shall be referred to herein as the "Notice Date") which specifies (i) the total number of Option Shares to be purchased, and (ii) a place and date not earlier than two business days nor later than ten business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided, however, that if prior notification to
                               -----------------
or approval of the Department of Financial Institutions of the State of California or any other regulatory agency is required in connection with such purchase, the Holder, as defined below, shall promptly file the required notice or application for approval, shall promptly notify PBC of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          3.   Payment and Delivery of Certificates; GBB Representation.
               --------------------------------------------------------

               (a) If GBB elects to exercise the Option, then at the Closing, GBB shall pay to PBC the aggregate purchase price for the Option Shares purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank designated by PBC.

               (b) At such Closing, simultaneously with the delivery of the purchase price for the Option Shares as provided in Paragraph (a) hereof, PBC shall deliver to GBB a certificate or certificates, registered in the name of GBB or its designee, representing the number of Option Shares purchased by GBB. Such certificates may be endorsed with any legend required pursuant to any permit or exemption granted by the Department of Financial Institutions of the State of California or any other regulatory agency, as well as the following legend:

                    THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A REQUEST THEREFOR.

Any such legend shall be removed by delivery of a substitute certificate without such legend if GBB shall have delivered to PBC an opinion of counsel, in form and substance satisfactory to PBC, that such legend is not required for purposes of assuring compliance with applicable securities or other law or with this Agreement.

               (c) Except as otherwise provided herein, GBB hereby represents and warrants to PBC that the Option is being, and any Option Shares issued upon exercise of the Option will be, acquired by GBB for its own account and not with a view to any distribution thereof, and GBB will not sell any Option Shares purchased pursuant to exercise of the Option except in compliance with applicable securities and other laws.

          4.   Representations.   PBC hereby represents and warrants to GBB as
               ---------------
follows:

               (a) PBC has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PBC. This Agreement has been duly executed and delivered by PBC and constitutes a valid and binding agreement of PBC, enforceable against PBC in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by equitable principles, whether such enforcement is sought in law or equity.

               (b) The execution and delivery by PBC of this Agreement and the consummation of the transactions herein contemplated do not and will not violate or conflict with PBC's Articles of Incorporation or Bylaws, any statute, regulation, judgment, order, writ, decree or injunction applicable to PBC (other than as may be effected by GBB's ownership of PBC Common Stock exceeding certain limits set forth by statute or regulation) or its properties or assets and do not and will not violate, conflict with, result in a breach of, constitute a default (or an event which with due notice and/or lapse of time would constitute a default) under, result in a termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of PBC under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or loan agreement or other agreement, instrument or obligation to which PBC is a party, or by which PBC or any of its properties or assets may be bound or affected.

               (c) PBC has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option a number of shares of Common Stock sufficient to satisfy the exercise of the Option in full, all of which Common Stock, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable (except for assessments that may be ordered by the Commissioner under the authority of Section 662 of the CFC), and shall be delivered free and clear of all claims, liens, encumbrances, security interests and preemptive rights.

          5.   Adjustment Upon Changes in Capitalization.
               -----------------------------------------

               (a) In the event of any dividend, stock split, split-up, recapitalization, reclassification, combination, exchange of shares or similar transaction or event with respect to Common Stock, the type and number of shares or securities subject to the Option and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that GBB shall receive, upon exercise of the Option, the number and class of shares or other securities or property that GBB would have received in respect of Common Stock if the Option had been exercised immediately prior to such event, or the record date thereof, as applicable. If any shares of Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 5(a)), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Common Stock previously issued to GBB pursuant hereto, equals 19.9 percent of the number of shares of Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to this Option.

               (b) In the event that PBC, shall, prior to the Expiration Date, enter in an agreement: (i) to consolidate with or merge into any person, other than GBB or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than GBB or one of its subsidiaries, to merge into PBC and PBC shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of PBC or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50 percent of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than GBB or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of GBB, of either (x) the Succeeding Corporation (as defined below), (y) any person that controls the Succeeding Corporation, or (z) in the case of a merger described in clause (ii), PBC (in each case, such person being referred to as the "Substitute Option Issuer.")

               (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to GBB. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the form as this Agreement, which shall be applicable to the Substitute Option.

               (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

               (e)  The following terms have the meanings indicated:

                    (i) "Succeeding Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with PBC (if other than PBC), (y) PBC in a merger in which PBC is the continuing or surviving person, and (z) the transferee of all or any substantial part of PBC assets (or the assets of its subsidiaries).

                    (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

                    (iii) "Assigned Value" shall mean the highest of (x) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made by any person (other than GBB or its subsidiaries) (y) the price per share of Common Stock to be paid by any person (other than GBB or any of its subsidiaries) pursuant to an agreement with PBC, and (z) the highest closing sales price per share of Common Stock as quoted on the Nasdaq National Market (or if Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by GBB) within the six-month period immediately preceding the agreement referred to in (y); provided, that in the event of a sale of less than all of PBC's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of PBC as determined by a nationally recognized investment banking firm selected by GBB and reasonably acceptable to PBC, divided by the number of shares of Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by GBB and PBC (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by GBB.

                    (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale, provided that if PBC is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by PBC, the person merging into PBC or by any company which controls or is controlled by such merging person, as GBB may elect.

               (f) In no event pursuant to any of foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9 percent of the aggregate of the shares of the Substitute Common Stock outstanding immediately prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9 percent of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to GBB equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by GBB and the Substitute Option Issuer.

               (g) PBC shall not enter into any transaction described in subsection (b) of this Section 5 unless the Succeeding Corporation and any person that controls the Succeeding Corporation assume in writing all the obligations of PBC hereunder and take all other actions that may be necessary so that the provisions of this Agreement, including but not limited to this Section 5, are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

          6.   Purchase of Option Shares and Options by PBC.
               --------------------------------------------

               (a)  From and after the first date a transaction specified in
Section 5(b) herein is consummated (the "Repurchase Event"), and subject to applicable regulatory restrictions, GBB or a holder or former holder of any Options (a "Holder") who has exercised the Options in whole or in part shall have the right to require PBC to purchase some or all of the Option Shares at a purchase price per share (the "Purchase Price") equal to the highest of (i) 100 percent of the Exercise Price, (ii) the highest price paid or agreed to be paid for shares of Common Stock by an Acquiring Person (as defined in Paragraph
(b) of this Section) in any tender offer, exchange offer or other transaction or series of related transactions involving the acquisition of 10 percent or more of the outstanding shares of Common Stock during the one-year period immediately preceding the Purchase Date (as defined in Paragraph (d) of this Section) and
(iii) in the event of a sale of all or substantially all of PBC's assets,
(x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of PBC as determined by a recognized investment banking firm jointly selected by such Holder and PBC, each acting in good faith, divided by (y) the number of shares of Common Stock then outstanding, provided, however, that the amount calculated pursuant to clauses
             --------- -------
(ii) and (iii) of this Section 6(a) shall not exceed $1.5 million.  In the event that
any of the consideration paid or agreed to be paid by an Acquiring Person for any shares of Common Stock or for any of PBC's assets consists in whole or in part of securities, the value of such securities for purposes of determining the Purchase Price shall be determined (i) if there is an existing public trading market therefor, by the average of the last sales prices for such securities on the ten trading days ending three trading days prior to the payment of such consideration (if such consideration has been paid) or prior to the date of determination (if such consideration has not yet been paid) and (ii) if there is no existing public trading market for such securities, by a recognized investment banking firm jointly selected by the Holder and PBC, each acting in good faith. The Holder's right to require PBC to purchase some or all of the Option Shares under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if PBC is prohibited under
                                --------
applicable regulations from purchasing Common Stock as to which a Holder has given notice hereunder, then the Holder's right to require PBC to purchase such shares shall expire on the date which is one year following the date on which PBC no longer is prohibited from purchasing such shares: provided further, that
                                                          ----------------
PBC shall use its best efforts to obtain any consent or approval and make any filing required for PBC to consummate as quickly as possible the purchase of the Common Stock contemplated hereunder.

               (b) For purposes of this Agreement, "Acquiring Person" shall mean a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder) other than GBB or a subsidiary of GBB who on or after the date of this Agreement engages in a transaction which gives rise to a Purchase Event.

               (c) Subject to applicable regulatory restrictions, from and after a Repurchase Event or after GBB receives official notice that an approval of the Department of Financial Institutions of the State of California, or any other regulatory authority, required for the exercise of the Option and purchase of the Option Shares will not be issued or granted, a Holder shall have the right to require PBC to purchase some or all of the Options held by such Holder at a price equal to the Purchase Price minus the Exercise Price on the Purchase Date (as defined in Paragraph (d) of this Section) multiplied by the number of shares of Common Stock that may be purchased on the Purchase Date upon the exercise of the Options elected to be purchased, provided, however, that the amount calculated pursuant to this Section 6(c) shall not exceed $1.5 million. Notwithstanding the termination date of the Options, the Holder's right to require PBC to purchase some or all of the Options under this Section shall expire on the day which is one year following the Repurchase Event; provided,
                                                                    --------
that if PBC is prohibited under applicable regulations from purchasing the Options as to which an Holder has given notice hereunder, then the Holder's right to require PBC to purchase such Options shall expire on the day which is one year following the date on which PBC no longer is prohibited from purchasing such Options; provided further, that PBC shall use its best efforts to obtain
              ----------------
any consent or approval and make any filing required for PBC to consummate as quickly as possible the purchase of the Options contemplated hereunder.

               (d) A Holder may exercise its right to require PBC to purchase the Common Stock or Options (collectively, "Securities") pursuant to this Section by surrendering for such purpose to PBC, at its principal office or at such other office or agency maintained by PBC for that purpose, within the period specified above, the certificates or other instruments representing the Securities to be purchased accompanied by a written notice stating that it elects to require PBC to purchase all or a specified number of such Securities. Within five business days after the surrender of such certificates or instruments and the receipt of such notice relating thereto, to the extent it is legally permitted to do so, PBC shall deliver or cause to be delivered to the Securities Holder (i) a bank cashier's or certified check payable to the Securities Holder in an amount equal to the applicable purchase price therefor, and (ii) if less than the full number of Securities evidenced by the surrendered instruments are being purchased, a new certificate or instrument, for the number of Securities evidenced by such surrendered certificates or other instruments less the number of Securities purchased. Such purchases shall be deemed to have been made at the close of business on the date (the "Purchase Date") of the receipt of such notice and of such surrender of the certificates or other instruments representing the Securities to be purchased and the rights of the Securities Holder, except for the right to receive the applicable purchase price therefor in accordance herewith, shall cease on the Purchase Date.

          7.   Demand Registration Rights.  As promptly as practicable upon
               --------------------------
GBB's request after a Purchase Event, PBC agrees to prepare and file not more than two registration statements, prospectuses or permit or exemption applications ("Registration Event") as appropriate, under federal and any applicable state securities laws, with respect to any proposed sale of any warrants, options or other securities representing any of GBB's rights under this Agreement or proposed dispositions by GBB of any or all of the Option Shares, if such registrations or filings are required by law or regulation, and to use its best efforts to cause any such registration statements or prospectuses to become effective, or to have any permit or exemption granted, as expeditiously as possible and to keep such registration statement, prospectus, permit or exemption effective for a period of not less than 180 days unless, in the written opinion of counsel to PBC, addressed to GBB and satisfactory in form and substance to GBB and its counsel, registration (or filing of a prospectus, or grant of a permit or exemption) is not required for such proposed transactions. All fees, expenses and charges of any kind or nature whatsoever incurred in connection with any registration of, or the preparation of any registration statement, prospectus or permit or exemption application relating to, the Options or the Option Shares pursuant to this Section 7 shall be borne and paid by PBC; provided, however, that in no event shall this Section 7 be construed to require PBC to bear the expense of any change of control notice or similar regulatory filing made by any purchaser or acquiror of Option Shares issued to GBB pursuant to this Agreement. In the event GBB exercises its registration rights under this Section 7, PBC shall provide GBB, its affiliates, each of their respective officers and directors and any underwriters used by GBB, with indemnifications, representations and warranties and shall cause its attorneys and accountants to deliver to GBB and any such underwriters attorneys' opinions and "comfort letters", all of a type customarily provided or delivered in connection with public underwritten offerings of securities. In the event PBC effects a registration of Common Stock for its own account or for any other shareholder of PBC, it shall allow GBB to participate in such registration. Notwithstanding the foregoing, PBC shall have the right to delay (a "Delay Right") a Registration Event for a period of up to thirty (30) days, in the event it receives a request from GBB to effect a Registration Event, if PBC
(i) is involved in a material transaction, or (ii) determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could adversely effect or interfere with bona fide material financing plans of PBC or would require disclosure of information, the premature disclosure of which could materially adversely affect PBC or any transaction under active consideration by PBC. For purposes of this Agreement, the term "material transaction" shall mean a transaction which, if PBC were subject to the reporting requirements under the Exchange Act, would require PBC to file a current report on Form 8-K with the Securities Exchange Commission. PBC shall have the right to exercise two Delay Rights in any eighteen (18) month period.

          8.   Listing
               -------

          If Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or automated quotation system, PBC, or any successor thereto, upon the request of the holder of the Option, will promptly file an application, if required, to authorize for listing or trading or quotation the shares of Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or automated quotation system and will use its best efforts to obtain approval, if required, of such listing or quotation as soon as possible.

          9.   Total Profit
               ------------

          Notwithstanding any other provision of this Agreement to the contrary, in no event shall GBB purchase under the terms of this Agreement that number of Option Shares which have a Spread Value, as defined below, in excess of $1.5 million. In the event the Spread Value exceeds $1.5 million, the number of Option Shares which GBB is entitled to purchase at the Closing Date shall be reduced to the extent required such that the Spread Value following such reduction is equal to or less than $1.5 million. "Spread Value" shall mean the difference between (i) the product of (1) the sum of the total number of Option Shares GBB (x) intends to purchase at a Closing pursuant to the exercise of the Option and (y) previously purchased pursuant to the prior exercise of the Option, and (2) the closing price of PBC Common Stock as quoted on the Nasdaq National Market on the last trading day immediately preceding the Closing Date, and (ii) the product of (1) the total number of Option Shares GBB (x) intends to purchase at the Closing Date pursuant to the exercise of the Option and (y) previously purchased pursuant to the prior exercise of the Option and (2) the applicable Option Price of such Option Shares.

          10.  Miscellaneous.
               -------------

               (a)  Expenses.  Each of the parties hereto shall bear and pay
                    --------
all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

               (b)  Entire Agreement.  Except as otherwise expressly provided
                    ----------------
herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

               (c)  Assignment.  At any time after a Purchase Event occurs, GBB
                    ----------
may sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, by issuing Options or otherwise, to any person or group of persons, subject to applicable law, rule or regulation. In order to effectuate the foregoing, GBB (or any direct or indirect assignee or transferee of GBB) shall be entitled to surrender this Agreement to PBC in exchange for two or more Agreements entitling the holders thereof to purchase in the aggregate the same number of shares of Common Stock as may be purchasable hereunder.

               (d)  Notices.  All notices or other communications which are
                    -------
required or permitted hereunder shall be in writing and sufficient if delivered personally or by confirmed facsimile transmission or sent by registered or certified mail or overnight courier, postage prepaid, with return receipt requested, addressed as follows:

     If to GBB:
                    Greater Bay Bancorp
                    2860 West Bayshore Road
                    Palo Alto, California  94303
                    Attention: Steven C. Smith
                    Facsimile Number:  (415) 494-9220


     With a copy to:
                    Manatt, Phelps & Phillips, LLP
                    11355 West Olympic Boulevard
                    Los Angeles, California 90064
                    Attention:  T. Hale Boggs, Esq.
                    Facsimile Number: (310) 312-4224

     If to PBC:

                    Peninsula Bank of Commerce
                    1001 Broadway
                    Millbrae, California  94030
                    Attention:  Mark F. Doiron
                    Facsimile Number: (415) 697-4032

     With a copy to:

                    McCutchen, Doyle, Brown & Enersen, LLP
                    3 Embarcadero Center, #1800
                    San Francisco, California  94111
                    Attention:  Thomas G. Reddy, Esq.
                    Facsimile Number: (415) 393-2286

     A party may change its address for notice purposes by written notice to the other party hereto.

               (e)  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

               (f)  Specific Performance.  The parties hereto agree that
                    --------------------
irreparable harm would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with their specific terms or conditions or were otherwise breached and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the parties in the event that this Agreement is not performed in accordance with its terms or conditions or otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

               (g)  Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of California.

               (h)  Best Efforts.  Each of GBB and PBC will use its best
                    ------------
efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Department of Financial Institutions of the State of California for approval to acquire or issue the shares issuable hereunder.

                    (i)  Descriptive Headings.  The descriptive headings herein
                         --------------------
are inserted for convenience of reference and are not intended to be part of or to affect the meaning or interpretation of this Agreement.



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                                       13

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, as of the day and year first written above.

                                       GREATER BAY BANCORP



                                       By:  /s/ David L. Kalkbrenner
                                          --------------------------------------
                                          David L. Kalkbrenner, President
                                          and Chief Executive Officer



                                       PENINSULA BANK OF COMMERCE



                                       By:  /s/ George R. Corey
                                          --------------------------------------
                                          George R. Corey, Chairman of the Board



                                       By:  /s/ Mark F. Doiron
                                          --------------------------------------
                                          Mark F. Doiron, President and
                                          Chief Executive Officer